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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported)     August 27, 1998
                                                              ------------------

                               Realty ReFund Trust
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             (Exact Name of Registrant as Specified in its Charter)


                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)


            001-07062                                     34-6647590
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  (Commission File Number)                  (I.R.S. Employer Identification No.)


  925 Euclid Avenue, Suite 1750, Cleveland, Ohio            44115
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    (Address of Principal Executive Offices)             (Zip Code)


                                 (216) 622-0046
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              (Registrant's Telephone Number, Including Area Code)


         ------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets.

Acting on behalf of Realty ReFund Trust ("RRF"), as the controlling general partner of RRF Limited Partnership ("RRFLP"), a Delaware limited partnership, the independent Trustees of RRF approved the exercise by RRFLP of its option to acquire the 185-suite InnSuites Hotel located in Buena Park, California (the "Hotel") on June 9, 1998.

RRFLP entered into a definitive agreement and acquired the Hotel, effective as of June 1, 1998, by acquiring all of the membership interests in Buena Park Suite Hospitality L.L.C., an Arizona limited liability company ("Buena Park LLC"), pursuant to the terms of a Contribution Agreement, dated as of June 1, 1998, among James F. Wirth, Chairman, President, Chief Executive Officer and Trustee of RRF, Steven S. Robson, and RRFLP, which is attached hereto as Exhibit 2.1.

Subsequent to the June 9, 1998 RRFLP exercise of its option, Mr. Robson was elected to be a Trustee by the Shareholders of RRF at the Annual Meeting of Shareholders held on June 16, 1998.

Pursuant to the terms of the Contribution Agreement, Mr. Wirth and Mr. Robson contributed their membership interests in Buena Park LLC to the capital of RRFLP. The total consideration under the Contribution Agreement was Seven Million One Hundred Thousand Dollars ($7,100,000), paid by RRFLP as follows: payment of closing costs and the assumption of the Hotel's accounts payable (net of accounts receivable) and a Three Million Three Hundred Eighty-Four Thousand Six Hundred Twenty-Six Dollar ($3,384,626) mortgage on Buena Park LLC property payable to Cathay Bank; 311,326 Class B Partnership Units in RRFLP (or, at the option of RRF, of up to $825,000 worth of shares of RRF) delivered to Mr. Wirth; 311,326 Class A Partnership Units in RRFLP (or, at the option of Mr. Robson, shares of RRF) delivered to Mr. Robson; 5,400 Class A Partnership Units in RRFLP delivered to Mr. Marc Berg, a Trustee of RRF,$4,275 delivered to Mr. Kevin Fell, and $4,275 delivered to Mr. J.R. Chase, each as advisory fees; and 49,474 Class B Partnership Units in RRFLP delivered to InnSuites Hotels LLC in satisfaction of advances made by InnSuites Hotels LLC to Buena Park LLC.

RRFLP also agreed that for a period of one year following the completion of a public offering of Twenty Five Million Dollars ($25,000,000) or more by RRF, Mr. Wirth, Mr. Robson and InnSuites Hotels LLC shall each have the right to cause RRFLP to redeem, for cash, certain amounts of the RRFLP Units received by them, pursuant to formulas described in the Contribution Agreement. The total consideration received pursuant to the Contribution Agreement was determined based upon an appraisal conducted by an independent third party. RRF intends to utilize the assets acquired by it pursuant to the Contribution Agreement in accordance with their use prior to the acquisition.

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Item 7.  Financial Statements and Exhibits

(a)- (b) Pursuant to the provisions of Rule 3-05(b)(2)(i)and Article 11 of Regulation S-X, financial statements and pro forma financial information are not required to be filed in connection with the acquisition described in Item 2 above.

(c)               Exhibits.

                  Contribution Agreement, dated as of June 1, 1998, by and among RRF Limited Partnership, James F. Wirth and Steven S. Robson.



Exhibit
  No.             Document Description
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 2.1              Contribution Agreement, dated as of June 1, 1998, by and among
                  RRF Limited Partnership, James F. Wirth and Steven S. Robson.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Realty ReFund Trust
                                            (Registrant)

Dated: September 2, 1998     By:              /s/ Gregory D. Bruhn
                                            ----------------------------------
                           Name:            Gregory D. Bruhn
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                           Title:           Executive Vice President, Chief
                                            Financial Officer, Treasurer and
                                            Secretary

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                                INDEX TO EXHIBITS


Exhibit
  No.             Document Description
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 2.1              Contribution Agreement, dated as of June 1, 1998, by and among
                  RRF Limited Partnership, James F. Wirth and Steven S. Robson.